Exhibit 99.1

News Release

JLL Reports Financial Results for Third-Quarter 2026
JLL's diluted earnings per share up 50% (in local currency1) to a record $6.85 for the third quarter
CHICAGO, October 28, 2026 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong operating performance for the third quarter of 2026. Diluted earnings per share was $6.85, up 49% in USD and 50% in local currency (LC), and adjusted diluted earnings per share1 was $6.76, up 50% in USD and 52% in LC. Net income attributable to common shareholders grew 44% in USD and 45% in LC while Adjusted EBITDA increased 33% in USD and LC to $460.2 million.
•Revenue was $7.3 billion, up 12% in USD and LC1, with Advisory4 revenues up 22% in LC and Resilient4 revenues up 9% in LC
◦Real Estate Management Services increased 9% in LC, driven by strength in Workplace Management and Project Management
◦Leasing Advisory growth accelerated to 27% in LC, led by U.S. growth in industrial, office and data centers
◦Capital Markets Services was up 21% in LC, with broad-based and diversified growth across sectors and geographies
•Continued profit growth and margin expansion largely driven by higher revenues and incremental platform leverage
•The company intends to execute a new $500 million accelerated share repurchase imminently, bringing full-year repurchases to over $1 billion
"JLL's record third quarter at the top and bottom line reflected our track record of converting growth into margin-accretive profit," said Christian Ulbrich, JLL CEO. "Given the strength of our pipelines and operating trends, we are optimistic about a strong finish to 2026 and have raised our full-year Adjusted EPS target range, reflecting 37% growth at the midpoint. Our focus on generating robust free cash flow and maintaining an agile financial profile allows us to invest strategically for long-term growth while deploying capital opportunistically. Our imminent $500 million accelerated share repurchase underscores our conviction in our long-term strategy to build an even more integrated and resilient JLL."

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Change in USD	% Change in LC	2026	2025	% Change in USD	% Change in LC

Revenue	$7,281.2	$6,510.4	12%	12%	$20,595.6	$18,506.9	11%	10%

Net income attributable to common shareholders	$319.8	$222.8	44%	45%	$694.4	$390.4	78%	82%
Adjusted net income attributable to common shareholders[1]	315.5	217.4	45	46	726.1	488.4	49	51

Diluted earnings per share	$6.85	$4.61	49%	50%	$14.73	$8.07	83%	86%
Adjusted diluted earnings per share[1]	6.76	4.50	50	52	15.40	10.10	52	55

Adjusted EBITDA[1]	$460.2	$347.3	33%	33%	$1,120.1	$863.8	30%	31%

Cash flows from operating activities	$609.7	$617.1	(1)%	n/a	$342.8	$182.3	88%	n/a
Free Cash Flow[6]	556.0	567.6	(2)	n/a	174.2	43.9	297	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 2
Consolidated Third-Quarter 2026 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Real Estate Management Services	$5,497.4	$5,041.0	9%	9%	$15,931.5	$14,617.4	9%	8%
Leasing Advisory	941.8	741.9	27	27	2,465.0	2,004.8	23	23
Capital Markets Services	736.8	612.1	20	21	1,892.2	1,567.7	21	20
Investment Management	105.2	115.4	(9)	(7)	306.9	317.0	(3)	(3)
Total revenue	$7,281.2	$6,510.4	12%	12%	$20,595.6	$18,506.9	11%	10%
Gross contract costs[6]	$4,697.1	$4,268.7	10%	10%	$13,614.1	$12,397.8	10%	9%
Platform operating expenses, excluding Carried interest	2,168.8	1,952.0	11	11	6,039.6	5,465.9	10	10
Carried interest expense (benefit)(a)	5.0	4.3	16	17	5.1	(0.6)	n.m.	n.m.
Restructuring and acquisition charges[5]	19.3	11.7	65	64	50.3	52.7	(5)	(5)
Total operating expenses	$6,890.2	$6,236.7	10%	11%	$19,709.1	$17,915.8	10%	9%
Net non-cash MSR and mortgage banking derivative activity[1]	$10.3	$(0.2)	n.m.	n.m.	$(5.5)	$(17.3)	68%	68%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights are calculated and presented on a local currency basis, unless otherwise noted.

(a) Carried interest expense/benefit is associated with Equity earnings/losses on Proptech Investments.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 3
Revenue
Revenue increased 12% compared with the prior-year quarter. Collectively, Advisory revenue growth accelerated to 22% and was led by Leasing Advisory, up 27%, and Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 23% (excluding the impact of non-cash MSR and mortgage banking derivative activity). The aggregate 9% increase in Resilient revenues was highlighted by Workplace Management, up 10%, and Project Management, up 14%, both within Real Estate Management Services.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Advisory, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Advisory revenues.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 4
Profitability

($ in millions, except per share data, "LC" = local currency)	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Change in USD	% Change in LC	2026	2025	% Change in USD	% Change in LC

Net income attributable to common shareholders	$319.8	$222.8	44%	45%	$694.4	$390.4	78%	82%
Adjusted net income attributable to common shareholders[1]	315.5	217.4	45	46	726.1	488.4	49	51

Diluted earnings per share	$6.85	$4.61	49%	50%	$14.73	$8.07	83%	86%
Adjusted diluted earnings per share[1]	6.76	4.50	50	52	15.40	10.10	52	55

Adjusted EBITDA[1]	$460.2	$347.3	33%	33%	$1,120.1	$863.8	30%	31%

Effective tax rate ("ETR")	19.3%	19.1%	20 bps	n/a	19.3%	19.3%	0 bps	n/a
For the quarter, higher Adjusted EBITDA and margin were primarily driven by Leasing Advisory and Capital Markets Services, reflecting strong revenue growth, with incremental profit contributions from Real Estate Management Services. In addition, margin expansion reflected enhanced platform leverage. Current-quarter performance also reflected lower loan-related expenses, including the absence of loan loss expense recognized in the prior-year quarter. Refer to the segment performance highlights for additional detail.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 5
As indicated in Note 7, Proptech Investments are presented outside of our reporting segments in "All Other" and not included within segment Adjusted EBITDA. Therefore, the aggregation of segment Adjusted EBITDA does not sum to consolidated totals.
Aggregation of Segment Adjusted EBITDA (in millions)

$1,200
$1,000
$800
$600
$400
$200
$—
$56
$193
$354
$260
$49
$303
$485
$287
YTD 2025
YTD 2026

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JLL Reports Financial Results for Third-Quarter 2026 - Page 6
Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change in USD	2026	2025	% Change in USD
Cash flows from operating activities	$609.7	$617.1	(1)%	$342.8	$182.3	88%
Free Cash Flow[6]	556.0	567.6	(2)%	174.2	43.9	297%
For the nine months ended September 30, 2026, the significant year-over-year improvement in operating cash flows was driven by higher cash provided by earnings. The Free Cash Flow increase was attributable to the improvement in operating cash flows and also reflected higher capital expenditures, primarily associated with technology infrastructure and investments in workspace optimization.
Total share repurchases are presented below. As of September 30, 2026, $2.5 billion remained authorized for repurchase.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total number of shares repurchased (in thousands)	415.9	239.4	1,720.0	491.2
Total paid for shares repurchased (in millions)	$141.7	$70.0	$551.7	$131.2
Net Debt, Leverage and Liquidity6:

	September 30, 2026	June 30, 2026	September 30, 2025
Net Debt (in millions)	$858.7	$1,190.3	$1,098.6
Net Leverage Ratio	0.5x	0.7x	0.8x
Corporate Liquidity (in millions)	$3,567.3	$3,413.2	$3,542.9
The lower Net Debt, compared with June 30, 2026, was primarily attributable to positive free cash flow for the third quarter. The Net Debt reduction from September 30, 2025, reflected improved free cash flow over the trailing twelve months ended September 30, 2026, compared with the trailing twelve months ended September 30, 2025.
In addition to the Corporate Liquidity detailed above, we maintain a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of September 30, 2026, there was $113.5 million outstanding under the Program.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 7
Real Estate Management Services Third-Quarter 2026 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$5,497.4	$5,041.0	9%	9%	$15,931.5	$14,617.4	9%	8%
Workplace Management	3,750.5	3,423.6	10	10	11,041.1	10,036.3	10	9
Project Management	1,103.0	967.9	14	14	2,960.4	2,687.0	10	9
Property Management	464.4	461.1	1	1	1,404.1	1,361.1	3	2
Portfolio Services and Other	121.3	129.8	(7)	(7)	352.8	361.4	(2)	(3)
Software and Technology Solutions	58.2	58.6	(1)	(1)	173.1	171.6	1	1
Segment operating expenses	$5,416.1	$4,973.5	9%	9%	$15,743.6	$14,463.1	9%	8%
Segment platform operating expenses	733.1	717.2	2	2	2,168.9	2,102.3	3	2
Gross contract costs[6]	4,683.0	4,256.3	10	10	13,574.7	12,360.8	10	9
Adjusted EBITDA[1]	$114.5	$101.1	13%	13%	$287.3	$259.9	11%	12%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, Real Estate Management Services revenue growth was attributable to continued momentum in Workplace Management and accelerated growth in Project Management. Within Workplace Management, the increase was driven by a largely balanced mix of mandate expansions and new client wins. Project Management's double-digit growth follows a strong third-quarter 2025 (up 38% on a two-year stacked basis) with higher pass-through costs augmenting a mid single-digit management fee increase. This growth was led by the U.S. and India, which outpaced softness in Australia and certain geographies in Europe.
Higher Adjusted EBITDA and margin were primarily attributable to the revenue growth described above and incremental platform leverage.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 8
Leasing Advisory Third-Quarter 2026 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$941.8	$741.9	27%	27%	$2,465.0	$2,004.8	23%	23%
Segment operating expenses	$752.3	$616.5	22%	22%	$2,014.8	$1,685.5	20%	19%
Segment platform operating expenses	748.2	613.4	22	22	2,004.7	1,677.1	20	19
Gross contract costs[6]	4.1	3.1	32	36	10.1	8.4	20	21
Adjusted EBITDA[1]	$201.8	$136.9	47%	48%	$485.3	$354.3	37%	38%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note (a): Market volume activity is provided by JLL Research.
Higher Leasing Advisory revenue, compared with the prior-year quarter, was driven by accelerated momentum in the U.S., most notably in the industrial, office and data center asset classes. Geographically, the strong U.S. growth (up 39%) significantly outpaced softness in certain geographies within Europe and Asia Pacific. Broad-based asset class growth across the U.S. was primarily due to a meaningful uptick in average deal size. Office leasing revenue growth outperformed global office volumes (up 9% compared with market volumes(a) up 5%), highlighted by U.S. revenue outperformance (up 18% compared with market volumes(a) up 2%). U.S. industrial leasing revenue growth also outperformed industrial volumes (up 56% compared with market volumes(a) up 38%).
The increase in segment platform operating expenses was primarily attributable to higher commission expense, driven by the revenue growth. Consistent with the first half of 2026, larger average deal size drove a higher average commission rate as higher tiers were achieved earlier this year.
Adjusted EBITDA and margin expansion were driven by revenue growth, net of higher commission expense, coupled with incremental platform leverage.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 9
Capital Markets Services Third-Quarter 2026 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$736.8	$612.1	20%	21%	$1,892.2	$1,567.7	21%	20%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	586.3	479.7	22	23	1,476.8	1,190.0	24	24
Net non-cash MSR and mortgage banking derivative activity	10.3	(0.2)	n.m.	n.m.	(5.5)	(17.3)	68	68
Value and Risk Advisory	97.6	89.9	9	8	289.6	269.2	8	5
Loan Servicing	42.6	42.7	—	—	131.3	125.8	4	4
Segment operating expenses	$608.0	$533.9	14%	14%	$1,629.9	$1,442.4	13%	12%
Segment platform operating expenses	606.4	532.4	14	14	1,625.4	1,438.1	13	12
Gross contract costs[6]	1.6	1.5	7	(2)	4.5	4.3	5	(2)
Adjusted EBITDA[1]	$131.1	$89.9	46%	47%	$303.4	$193.2	57%	58%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note (a): Market volume activity is provided by JLL Research.
Capital Markets Services top-line growth was broad-based across nearly all major geographies and sectors, led by investment sales along with robust debt advisory and equity advisory transactions. Investment sales grew 33% (55% on a two-year stacked basis), while debt advisory was up 13% (61% on a two-year stacked basis) and equity advisory was up 39% (126% on a two-year stacked basis) compared with the prior-year quarter. Geographically, the increase in segment revenue was led by the U.S. and Japan. Investment sales revenue growth of 33% globally and 34% in the U.S. outpaced the broader market(a), which grew 9% and 11%, respectively, over the same period.
Higher segment platform operating expenses were substantially driven by increased commission expense, correlating with the strong revenue growth. The higher average commission rate, versus the comparative period, reflected both the earlier achievement of higher commission tiers and the geographic mix of revenue. Segment platform operating expenses also reflected $6.8 million of lower loan-related expenses, including the absence of loan losses recognized in the prior-year quarter.
Higher Adjusted EBITDA and margin expansion for the quarter were primarily attributable to strong revenue growth, net of higher commission expense, as well as lower loan-related expenses noted above and incremental platform leverage.
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JLL Reports Financial Results for Third-Quarter 2026 - Page 10
Investment Management Third-Quarter 2026 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$105.2	$115.4	(9)%	(7)%	$306.9	$317.0	(3)%	(3)%
Advisory fees	92.6	93.0	—	1	276.8	275.6	—	—
Incentive and transaction fees	12.6	22.4	(44)	(40)	30.1	41.4	(27)	(22)
Segment operating expenses	$89.7	$94.6	(5)%	(4)%	$265.1	$269.8	(2)%	(2)%
Segment platform operating expenses	81.3	86.8	(6)	(6)	240.3	245.5	(2)	(3)
Gross contract costs[6]	8.4	7.8	8	9	24.8	24.3	2	2
Adjusted EBITDA[1]	$17.9	$23.7	(24)%	(20)%	$49.3	$55.8	(12)%	(8)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, lower Incentive and transaction fees drove the decline in Investment Management revenue. Advisory fees were largely steady, as growth from recent capital raising in the Americas was offset by anticipated lower fees from funds in Asia Pacific, as discussed in recent quarters.
The change in Adjusted EBITDA and margin primarily reflected the lower incentive and transaction fees noted above, net of lower incentive compensation costs.
Assets under management (AUM)3 increased 2% in both USD and local currency during the quarter. Over the trailing twelve months, AUM was flat in USD and increased 2% in local currency. Changes in AUM3 are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (June 30, 2026)	$86.8
Asset acquisitions/takeovers	1.1
Asset dispositions/withdrawals	(1.1)
Valuation changes	0.8
Foreign currency translation	(0.3)
Change in uncalled committed capital and cash held	1.1
Ending balance (September 30, 2026)	$88.4

Trailing Twelve Months
Beginning balance (September 30, 2025)	$88.5
Asset acquisitions/takeovers	7.0
Asset dispositions/withdrawals	(8.4)
Valuation changes	2.7
Foreign currency translation	(1.9)
Change in uncalled committed capital and cash held	0.5
Ending balance (September 30, 2026)	$88.4
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JLL Reports Financial Results for Third-Quarter 2026 - Page 11
About JLL
JLL (NYSE:JLL) is a leading global commercial real estate services and investment management company with annual revenue of $26.1 billion, operations in over 80 countries and a global workforce of approximately 112,000 as of September 30, 2026. For over 200 years, clients have trusted JLL, a Fortune 500® company, to help them confidently buy, build, occupy, manage and invest across a variety of industries and property types, including office, industrial, hotel, multi-family, retail and data center properties. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAY. Powered by rich global datasets and leading technology capabilities, we provide coordinated, end-to-end delivery of real estate services for a broad range of global clients who represent a wide variety of industries. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, October 28, 2026, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (833) 461-5787; the conference ID number is 265140258. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the third quarter 2026 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2026	2025	2026	2025

Revenue	$7,281.2	$6,510.4	$20,595.6	$18,506.9

Operating expenses:
Compensation and benefits	$3,290.1	$3,014.8	$9,360.4	$8,524.5
Operating, administrative and other	3,524.1	3,152.6	10,126.7	9,141.7
Depreciation and amortization	56.7	57.6	171.7	196.9
Restructuring and acquisition charges[5]	19.3	11.7	50.3	52.7
Total operating expenses	$6,890.2	$6,236.7	$19,709.1	$17,915.8

Operating income	$391.0	$273.7	$886.5	$591.1

Interest expense, net of interest income	19.7	29.2	63.1	89.1
Equity earnings (losses)	20.9	27.4	26.2	(25.6)
Other income	2.5	3.1	8.2	7.3

Income before income taxes and noncontrolling interest	394.7	275.0	857.8	483.7
Income tax provision	76.1	52.6	165.5	93.3
Net income	318.6	222.4	692.3	390.4

Net loss attributable to noncontrolling interest	(1.2)	(0.4)	(2.1)	—
Net income attributable to common shareholders	$319.8	$222.8	$694.4	$390.4

Basic earnings per common share	$6.97	$4.71	$14.99	$8.23
Basic weighted average shares outstanding (in 000's)	45,905	47,343	46,325	47,430

Diluted earnings per common share	$6.85	$4.61	$14.73	$8.07
Diluted weighted average shares outstanding (in 000's)	46,693	48,349	47,139	48,362

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) (in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
Real Estate Management Services	2026	2025	2026	2025

Revenue	$5,497.4	$5,041.0	$15,931.5	$14,617.4

Platform compensation and benefits	$527.8	$521.6	$1,560.8	$1,516.5
Platform operating, administrative and other	172.8	161.4	508.5	477.4
Depreciation and amortization	32.5	34.2	99.6	108.4
Segment platform operating expenses	733.1	717.2	2,168.9	2,102.3
Gross contract costs[6]	4,683.0	4,256.3	13,574.7	12,360.8
Segment operating expenses	$5,416.1	$4,973.5	$15,743.6	$14,463.1
Segment operating income	$81.3	$67.5	$187.9	$154.3
Adjustments:
Equity earnings	0.6	0.1	1.4	1.0
Depreciation and amortization(a)	31.6	33.3	96.8	105.6
Other (loss) income	—	(0.1)	1.1	(0.3)
Gain on disposition	—	—	(1.0)	—
Net loss (income) attributable to noncontrolling interest	1.0	0.3	1.1	(0.7)
Adjusted EBITDA[1]	$114.5	$101.1	$287.3	$259.9
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
	Three Months Ended September 30,		Nine Months Ended September 30,
Leasing Advisory	2026	2025	2026	2025

Revenue	$941.8	$741.9	$2,465.0	$2,004.8

Platform compensation and benefits	$669.4	$538.3	$1,761.4	$1,444.4
Platform operating, administrative and other	67.4	64.2	209.6	198.8
Depreciation and amortization	11.4	10.9	33.7	33.9
Segment platform operating expenses	748.2	613.4	2,004.7	1,677.1
Gross contract costs[6]	4.1	3.1	10.1	8.4
Segment operating expenses	$752.3	$616.5	$2,014.8	$1,685.5
Segment operating income	$189.5	$125.4	$450.2	$319.3
Adjustments:
Equity losses	—	—	(0.1)	—
Depreciation and amortization	11.4	10.9	33.7	33.9
Other income	1.4	1.4	4.5	4.1
Interest on employee loans, net of forgiveness	(0.5)	(0.8)	(3.0)	(3.0)
Adjusted EBITDA[1]	$201.8	$136.9	$485.3	$354.3

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued (in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
Capital Markets Services	2026	2025	2026	2025

Revenue	$736.8	$612.1	$1,892.2	$1,567.7

Platform compensation and benefits	$513.6	$436.8	$1,354.8	$1,140.4
Platform operating, administrative and other	82.4	85.8	239.7	251.5
Depreciation and amortization	10.4	9.8	30.9	46.2
Segment platform operating expenses	606.4	532.4	1,625.4	1,438.1
Gross contract costs[6]	1.6	1.5	4.5	4.3
Segment operating expenses	$608.0	$533.9	$1,629.9	$1,442.4
Segment operating income	$128.8	$78.2	$262.3	$125.3
Adjustments:
Equity earnings	1.3	0.8	2.0	3.2
Depreciation and amortization	10.4	9.8	30.9	46.2
Other income	1.1	1.6	2.6	3.3
Net loss attributable to noncontrolling interest	0.2	—	1.8	—
Net non-cash MSR and mortgage banking derivative activity	(10.3)	0.2	5.5	17.3
Loss on disposition	—	—	0.4	—
Interest on employee loans, net of forgiveness	(0.4)	(0.7)	(2.1)	(2.1)
Adjusted EBITDA[1]	$131.1	$89.9	$303.4	$193.2

	Three Months Ended September 30,		Nine Months Ended September 30,
Investment Management	2026	2025	2026	2025

Revenue	$105.2	$115.4	$306.9	$317.0

Platform compensation and benefits	$60.8	$68.0	$182.2	$187.2
Platform operating, administrative and other	18.1	16.1	50.6	49.9
Depreciation and amortization	2.4	2.7	7.5	8.4
Segment platform operating expenses	81.3	86.8	240.3	245.5
Gross contract costs[6]	8.4	7.8	24.8	24.3
Segment operating expenses	$89.7	$94.6	$265.1	$269.8
Segment operating income	$15.5	$20.8	$41.8	$47.2
Adjustments:
Depreciation and amortization	2.4	2.7	7.5	8.4
Other income	—	0.2	—	0.2
Adjusted EBITDA[1]	$17.9	$23.7	$49.3	$55.8
Equity earnings	$2.6	$9.3	$13.2	$1.9

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (unaudited)

	Nine Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2026	2025		2026	2025
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$692.3	$390.4	Net capital additions – property and equipment	$(168.6)	$(138.4)
			Business acquisitions, net of cash acquired	(18.7)	(6.1)
Reconciliation of net income to net cash provided by operating activities:			Business dispositions, net of cash disposed	12.9	—
Depreciation and amortization	171.7	196.9	Capital contributions to investments	(109.6)	(148.3)
Equity (earnings) losses	(26.2)	25.6	Distributions of capital from investments	34.1	42.1
Distributions of earnings from investments	22.6	18.0	Other, net	(4.5)	(0.9)
Provision for loss on receivables and other assets	30.0	37.2	Net cash used in investing activities	(254.4)	(251.6)
Amortization of stock-based compensation	112.3	88.4	Cash flows from financing activities:
Net non-cash MSRs and mortgage banking derivative activity	5.5	17.3	Proceeds from borrowings under credit facility	5,274.0	10,340.0
Accretion of interest and amortization of debt issuance costs	4.0	4.8	Repayments of borrowings under credit facility	(5,027.0)	(10,254.0)
Other, net	3.4	4.8	Proceeds from issuance of commercial paper	3,155.0	2,495.0
Change in:			Repayments of commercial paper	(3,041.6)	(2,306.0)
Receivables	(43.6)	160.9	Net proceeds from (repayments of) short-term borrowings	121.0	(14.0)
Reimbursable receivables and reimbursable payables	(293.9)	(128.2)	Payments of deferred business acquisition obligations and earn-outs	(22.0)	(12.1)
Prepaid expenses and other assets	(17.7)	(39.7)	Repurchase of common stock	(548.6)	(130.2)
Income taxes receivable, payable and deferred	(57.4)	(124.4)	Other, net	(90.1)	(45.9)
Accounts payable, accrued liabilities and other liabilities	73.4	(24.6)	Net cash (used in) provided by financing activities	(179.3)	72.8
Accrued compensation (including net deferred compensation)	(333.6)	(445.1)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(22.2)	31.2
Net cash provided by operating activities	$342.8	$182.3	Net change in cash, cash equivalents and restricted cash	$(113.1)	$34.7
			Cash, cash equivalents and restricted cash, beginning of the period	898.9	652.7
			Cash, cash equivalents and restricted cash, end of the period	$785.8	$687.4

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2026	2025		2026	2025
ASSETS	(unaudited)		LIABILITIES AND EQUITY	(unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$514.3	$599.1	Accounts payable and accrued liabilities	$1,318.1	$1,398.1
Trade receivables, net of allowance	2,287.0	2,302.8	Reimbursable payables	2,401.6	2,539.6
Notes and other receivables	426.6	450.0	Accrued compensation and benefits	1,621.4	1,929.6
Reimbursable receivables	3,252.9	3,105.0	Short-term borrowings	214.9	92.7
Warehouse receivables	1,020.9	751.2	Current maturities of long-term debt, net	198.6	—
Short-term contract assets, net of allowance	365.6	340.1	Commercial paper, net of debt issuance costs	113.0	(0.2)
Restricted cash, prepaid and other	669.2	631.2	Short-term contract liability and deferred income	258.0	237.2
Total current assets	8,536.5	8,179.4	Warehouse facilities	1,047.9	759.1
Property and equipment, net of accumulated depreciation	632.2	630.6	Short-term operating lease liability	160.8	166.7
Operating lease right-of-use asset	605.1	712.3	Other	298.1	263.8
Goodwill	4,724.9	4,707.3	Total current liabilities	7,632.4	7,386.6
Identified intangibles, net of accumulated amortization	637.7	666.7	Noncurrent liabilities:
Investments	966.4	892.9	Credit facility, net of debt issuance costs	240.7	(8.5)
Long-term receivables	443.4	419.4	Long-term debt, net of debt issuance costs	595.6	805.9
Deferred tax assets, net	608.2	610.0	Long-term deferred tax liabilities, net	72.4	56.0
Deferred compensation plans	820.6	723.6	Deferred compensation	805.3	737.2
Other	266.5	258.9	Long-term operating lease liability	648.1	774.4
Total assets	$18,241.5	$17,801.1	Other	433.0	426.5
			Total liabilities	10,427.5	10,178.1

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,072.0	2,068.6
			Retained earnings	7,757.1	7,114.0
			Treasury stock	(1,561.0)	(1,094.0)
			Shares held in trust	(15.4)	(13.8)
			Accumulated other comprehensive loss	(583.1)	(572.5)
			Total company shareholders' equity	7,670.1	7,502.8
			Noncontrolling interest	143.9	120.2
			Total equity	7,814.0	7,623.0
			Total liabilities and equity	$18,241.5	$17,801.1

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company's capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments' reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2026, the $0.6 million net gain included a $1.0 million gain related to a business disposition within Real Estate Management Services, partially offset by a $0.4 million loss related to a disposition within Capital Markets Services, both during the second quarter.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments, Net reflects changes in the allowance for credit losses associated with pre-equity convertible note investments in early-stage proptech enterprises. Such activity is similar to the equity investment-related gains and losses included in Equity earnings/losses for Proptech Investments and is therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025

Net income attributable to common shareholders	$319.8	$222.8	$694.4	$390.4
Add:
Interest expense, net of interest income	19.7	29.2	63.1	89.1
Income tax provision	76.1	52.6	165.5	93.3
Depreciation and amortization(a)	55.8	56.7	168.9	194.1
Adjustments:
Restructuring and acquisition charges[5]	19.3	11.7	50.3	52.7
Net gain on disposition	—	—	(0.6)	—
Net non-cash MSR and mortgage banking derivative activity	(10.3)	0.2	5.5	17.3
Interest on employee loans, net of forgiveness	(0.9)	(1.5)	(5.1)	(5.1)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(19.0)	(26.6)	(22.0)	29.1
Credit losses on convertible note investments, net	(0.3)	2.2	0.1	2.9
Adjusted EBITDA	$460.2	$347.3	$1,120.1	$863.8

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2026	2025	2026	2025

Net income attributable to common shareholders	$319.8	$222.8	$694.4	$390.4
Diluted shares (in thousands)	46,693	48,349	47,139	48,362
Diluted earnings per share	$6.85	$4.61	$14.73	$8.07

Net income attributable to common shareholders	$319.8	$222.8	$694.4	$390.4
Adjustments:
Restructuring and acquisition charges[5]	19.3	11.7	50.3	52.7
Net non-cash MSR and mortgage banking derivative activity	(10.3)	0.2	5.5	17.3
Amortization of acquisition-related intangibles(a)	5.9	9.0	17.3	41.1
Net gain on disposition	—	—	(0.6)	—
Interest on employee loans, net of forgiveness	(0.9)	(1.5)	(5.1)	(5.1)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(19.0)	(26.6)	(22.0)	29.1
Credit losses on convertible note investments, net	(0.3)	2.2	0.1	2.9
Tax impact of adjusted items(b)	1.0	(0.4)	(13.8)	(40.0)
Adjusted net income attributable to common shareholders	$315.5	$217.4	$726.1	$488.4
Diluted shares (in thousands)	46,693	48,349	47,139	48,362
Adjusted diluted earnings per share	$6.76	$4.50	$15.40	$10.10
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For the third quarter of 2026, the tax impact of adjusted items was calculated using the consolidated effective tax rate, as this was deemed to approximate the tax impact of adjusted items calculated using the applicable statutory tax rates. For all other periods presented, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	% Change	2026	% Change
Revenue:
At current period exchange rates	$7,281.2	12%	$20,595.6	11%
Impact of change in exchange rates	5.4	n/a	(155.1)	n/a
At comparative period exchange rates	$7,286.6	12%	$20,440.5	10%

Operating income:
At current period exchange rates	$391.0	43%	$886.5	50%
Impact of change in exchange rates	3.0	n/a	12.4	n/a
At comparative period exchange rates	$394.0	44%	$898.9	52%

Adjusted EBITDA:
At current period exchange rates	$460.2	33%	$1,120.1	30%
Impact of change in exchange rates	3.3	n/a	10.8	n/a
At comparative period exchange rates	$463.5	33%	$1,130.9	31%
2.    n.m.: "not meaningful," typically represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $0.4 billion in total capital for the quarter ended September 30, 2026.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management, Property Management, and Software and Technology Solutions, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services and (iii) Advisory fees, within Investment Management.
The company defines "Advisory" revenue (previously referred to as "Transactional") as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services and (iv) Incentive and transaction fees, within Investment Management.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management's assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Severance and other employment-related charges	$14.6	$5.4	$34.1	$30.8
Restructuring, pre-acquisition and post-acquisition charges	5.1	5.9	16.1	25.0
Fair value adjustments to earn-out liabilities	(0.4)	0.4	0.1	(3.1)
Total Restructuring and acquisition charges	$19.3	$11.7	$50.3	$52.7
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA. Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	September 30, 2026	June 30, 2026	September 30, 2025

Total debt	$1,373.0	$1,648.5	$1,527.5
Less: Cash and cash equivalents	514.3	458.2	428.9
Net Debt	$858.7	$1,190.3	$1,098.6

Divided by: Trailing twelve-month Adjusted EBITDA	$1,709.3	$1,596.3	$1,318.6
Net Leverage Ratio	0.5x	0.7x	0.8x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment. Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Nine Months Ended September 30,
(in millions)	2026	2025

Net cash provided by operating activities	$342.8	$182.3
Net capital additions - property and equipment	(168.6)	(138.4)
Free Cash Flow	$174.2	$43.9
7.    Our investments (inclusive of convertible notes receivable) in proptech funds and early to mid-stage proptech companies ("Proptech Investments") do not constitute an operating or reporting segment but are included in our consolidated results. As a result of this "All Other" presentation, tables and graphics presenting segment-level measures may not sum to consolidated totals.

Appendix: Additional Segment Detail

	Three Months Ended September 30, 2026
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,750.5	1,103.0	464.4	121.3	58.2	$5,497.4	$941.8	$596.6	97.6	42.6	$736.8	$105.2
Gross contract costs[6]	$3,478.9	817.6	327.9	57.7	0.9	$4,683.0	$4.1	$0.9	0.7	—	$1.6	$8.4
Platform operating expenses						$733.1	$748.2				$606.4	$81.3
Adjusted EBITDA[1]						$114.5	$201.8				$131.1	$17.9
(a) Included in Revenue is Net non-cash MSR and mortgage banking derivative activity of $10.3 million for the three months ended September 30, 2026 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended September 30, 2025
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,423.6	967.9	461.1	129.8	58.6	$5,041.0	$741.9	$479.5	89.9	42.7	$612.1	$115.4
Gross contract costs[6]	$3,172.1	696.7	326.9	59.8	0.8	$4,256.3	$3.1	$1.0	0.5	—	$1.5	$7.8
Platform operating expenses						$717.2	$613.4				$532.4	$86.8
Adjusted EBITDA[1]						$101.1	$136.9				$89.9	$23.7
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $0.2 million for the three months ended September 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Nine Months Ended September 30, 2026
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$11,041.1	2,960.4	1,404.1	352.8	173.1	$15,931.5	$2,465.0	$1,471.3	289.6	131.3	$1,892.2	$306.9
Gross contract costs[6]	$10,260.9	2,133.2	1,001.9	176.5	2.2	$13,574.7	$10.1	$2.6	1.9	—	$4.5	$24.8
Platform operating expenses						$2,168.9	$2,004.7				$1,625.4	$240.3
Adjusted EBITDA[1]						$287.3	$485.3				$303.4	$49.3
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $5.5 million for the nine months ended September 30, 2026 within Investment Sales, Debt/Equity Advisory and Other.

	Nine Months Ended September 30, 2025
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$10,036.3	2,687.0	1,361.1	361.4	171.6	$14,617.4	$2,004.8	$1,172.7	269.2	125.8	$1,567.7	$317.0
Gross contract costs[6]	$9,313.1	1,916.9	955.0	173.8	2.0	$12,360.8	$8.4	$2.3	2.0	—	$4.3	$24.3
Platform operating expenses						$2,102.3	$1,677.1				$1,438.1	$245.5
Adjusted EBITDA[1]						$259.9	$354.3				$193.2	$55.8
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $17.3 million for the nine months ended September 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.